                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to SECTION 240.14a-11(c) or
         SECTION 240.14a-12


                           U.S. Physical Therapy, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                -------------------------------------------------
                (Name of Person(s)Filing Proxy Statement if other
                              than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1)       Title of each class of securities to which transaction
                  applies:
                           ---------------------

         2)       Aggregate number of securities to which transaction
                  applies:
                           ---------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                   -------------------

         4)       Proposed maximum aggregate value of transaction:
                                                                   -------------

         5)       Total fee paid:
                                    ---------------------

[ ]      Fee paid previously with preliminary materials.



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         1)       Amount Previously Paid:
                                            --------------------------------

         2)       Form, Schedule or Registration Statement No.:
                                                                 -----------

         3)       Filing Party:
                                    ----------------------------------------

         4)       Date Filed:
                                    ----------------------------------------

                           U.S. PHYSICAL THERAPY, INC.
                         3040 POST OAK BLVD., SUITE 222
                              HOUSTON, TEXAS 77056
                                 (713) 297-7000
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 2002

                            -------------------------

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Physical Therapy, Inc. (the "Company") will be held on Tuesday, May 21, 2002, at 9:00 a.m. (EDT), at the Grand Hyatt New York at Park Avenue (at Grand Central), New York, New York 10017 for the following purposes:

         (1) To elect seven directors; and

         (2) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Pursuant to the Bylaws, the Board of Directors has fixed the close of business on April 8, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                       By Order of the Board of Directors

                                       /s/ Roy W. Spradlin

                                       Roy W. Spradlin
                                       President and Chief Executive Officer

Houston, Texas
April 25, 2002

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           U.S. PHYSICAL THERAPY, INC.
                         3040 POST OAK BLVD., SUITE 222
                              HOUSTON, TEXAS 77056
                                 (713) 297-7000

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2002

                            -------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished to stockholders of U.S. Physical Therapy, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of the Company, to be held on Tuesday, May 21, 2002, at 9:00 a.m. (EDT), at the Grand Hyatt New York at Park Avenue (at Grand Central), New York, New York 10017, and at any adjournments thereof.

         The Annual Meeting has been called for the following purposes: (1) to elect seven directors; and (2) to transact such other business as may properly come before the meeting or any adjournments thereof. If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. PROPERLY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE SEVEN NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Board of Directors. This Proxy Statement is initially being mailed to stockholders on or about April 25, 2002.

         The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by delivering to the Company a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing a written notice of revocation with Dorothy N. Flato, Corporate Secretary of the Company, at the Company's principal executive offices, 3040 Post Oak Boulevard, Suite 222, Houston, Texas 77056.

         The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

         The securities which can be voted at the Annual Meeting consist of shares of common stock of the Company with each share entitling its owner to one vote on all matters. There is no cumulative voting in the election of directors. The close of business on April 8, 2002 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of the Company's common stock outstanding as of such date was 11,012,757. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Directors of the Company will be elected by a plurality vote of the votes cast at the Annual Meeting. Abstentions and broker non-votes will be treated as votes present for the purpose of determining a quorum at the Annual Meeting. Broker non-votes will not be counted as shares entitled to be voted on any matter.

         A copy of the Annual Report to Stockholders for the year ended December 31, 2001 accompanies this Proxy Statement. THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 (THE "FORM 10-K") WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K BY WRITING TO U.S. PHYSICAL THERAPY, INC., 3040 POST OAK BLVD., SUITE 222, HOUSTON, TEXAS 77056, ATTENTION: DOROTHY FLATO, CORPORATE SECRETARY.

                              ELECTION OF DIRECTORS

         The Board of Directors is currently composed of eight members. All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Prior to April 2, 2002 the number of Board members was fixed at nine. Effective February 28, 2002, J. Livingston Kosberg resigned as a director of the Company (although Mr. Kosberg will continue as a consultant to the Company). On April 2, 2002 the Board reduced the size of the Board to seven effective as of the Annual Meeting based upon a determination that the Board size was larger than necessary. Mr. Eddy J. Rogers, Jr., previously a director, decided not to stand for reelection to the Board. Mr. Rogers voted for the proposal to reduce the size of the Board. Neither Mr. Kosberg nor Mr. Rogers resigned or determined not to stand for reelection because of any disagreement with the Company on any matters relating to the Company's operations, policies or practices. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as a director.

         At the Annual Meeting, seven directors will be elected for one-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of each of the persons named below as nominees of the Board of Directors. Each of the nominees has consented to stand for election and will serve, if elected, as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

INFORMATION AS TO NOMINEES

         The following information relates to the seven persons nominated by the Board for election as directors. Each nominee currently serves as a director of the Company. Also set forth is certain other information with respect to each such person's age, the period during which he has served as a director and positions currently held with the Company.

                                                           Position(s)
                                     Director               Held With
Nominees:               Age (a)       Since                the Company
---------               -------      --------             ------------
Roy W. Spradlin           53          1994        Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer

Mark J. Brookner(b)       57          1990        Vice Chairman of the Board

Daniel C. Arnold          72          1992        Director

Bruce D. Broussard        39          1999        Director

James B. Hoover           47          1993        Director

Marlin W. Johnston        70          1992        Director

Albert L. Rosen           78          1992        Director

------------
(a)      At March 31, 2002.

(b) Mr. Brookner has served as a director and an officer of each corporate predecessor (and subsidiaries thereof) of the Company since the formation of the original predecessor, National Rehab Associates, Inc., in June 1990.

     The principal occupation of each nominee for at least the past five years is set forth below.

         ROY W. SPRADLIN has served as Chairman of the Board of the Company since May 2001 and as President of the Company since May 1994. From May 1994 to August 1995, Mr. Spradlin served as the Company's Chief Operating Officer. Effective August 1995, Mr. Spradlin was named the Company's Chief Executive Officer.

         MARK J. BROOKNER has served as Vice Chairman of the Board of the Company since August 1998. Mr. Brookner served as Chief Financial Officer of the Company from April 1992 to August 1998 and also served as Secretary and Treasurer during portions of that time.

         DANIEL C. ARNOLD is a private investor engaged primarily in managing his personal investments. During the past five years, he had served on the Board of Directors of both Parkway Properties, Inc., a real estate investment trust, and Belco Oil & Gas Corp., an oil and gas exploration and production company. He has also served as Chairman of the Board of Trustees of Baylor College of Medicine.

         BRUCE D. BROUSSARD has been the Chief Financial Officer of US Oncology since August 2000. From December 1997 to August 2000, Mr. Broussard was the Chief Executive Officer of HarborDental Properties. Mr. Broussard served as the Chief Financial Officer for Regency Health Services, Inc. from 1996 to 1997 and for Sun Health Care Group from 1993 to 1996.

         JAMES B. HOOVER is the founding managing member of Dauphin Capital Partners, a health care venture capital firm established in 1998. During the prior six years, he was a general partner of Welsh, Carson, Anderson & Stowe, a management buyout firm focused on the acquisition of health care and information services companies. Mr. Hoover presently serves on the Board of Directors of Quovadx, Inc., an e-commerce services provider to the health care industry, and several privately owned health care companies.

         MARLIN W. JOHNSTON has been a management consultant with Tonn & Associates, a management consulting firm, since September 1993. During 1992 and 1993, Mr. Johnston served as a management consultant to the Texas Department of Health and the Texas Department of Protective and Regulatory Services.

         ALBERT L. ROSEN manages his personal investments and retired as President and General Manager of the San Francisco Giants, a major league baseball team, in December 1992.

CORPORATE GOVERNANCE AND OTHER MATTERS

         AUDIT COMMITTEE DISCLOSURE

         The Board of Directors has appointed an Audit Committee whose members currently consist of Messrs. Johnston (chairman), Broussard and Rogers. The Board has adopted a written Audit Committee Charter requiring the Audit Committee to consist of at least three members of the Board and each member of the Audit Committee is an "independent director" as that term is defined by Nasdaq Stock Market Rule 4200(a)(14) Audit Committee. The Audit Committee is responsible for, among other things: (i) engaging the Company's independent auditors, (ii) reviewing with the auditors the plan, scope and timing of the audit and any other services the auditors are asked to perform as well as the auditors' report on the Company's financial statements following completion of the audit, (iii) audit fees and (iv) the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee met five times during 2001.

         INDEPENDENT AUDITORS' FEES

         Audit Fees. Aggregate fees for professional services rendered by KPMG LLP in connection with the audits of the Company's financial statements and reports for the fiscal year ended December 31, 2001 were $78,815.

         Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2001, KPMG LLP rendered no professional services in connection with the design and implementation of financial information systems.

         All Other Fees. In addition to the fees described above, aggregate fees of $10,400 were paid to KPMG LLP during the fiscal year ended December 31, 2001 related to employee compensation consulting and assistance with filing of registration statements on Form S-8.

         The Audit Committee has discussed the non-audit services provided by KPMG LLP and the related fees and has considered whether those services and fees are compatible with maintaining auditor independence.

         REPORT OF THE AUDIT COMMITTEE

         In connection with the December 31, 2001 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                               Respectively submitted,

                                               The Audit Committee
                                               Marlin W. Johnston, Chairman
                                               Bruce D. Broussard
                                               Eddy J. Rogers, Jr.

         OTHER COMMITTEES

         The Board has a Compensation Committee, the current members of which are Messrs. Arnold (chairman), Hoover and Rosen. Until his resignation in February 2002, Mr. Kosberg was a member of the Compensation Committee. The Compensation Committee reviews matters concerning compensation of employees of the Company. During 2001, the Compensation Committee held two meetings.

         The Board has a Stock Option Committee, the current members of which are Messrs. Arnold (chairman), Hoover and Rosen. Until his resignation in February 2002, Mr. Kosberg was a member of the Stock Option Committee. The Stock Option Committee reviews matters concerning the Company's stock option plans. During 2001, the Stock Option Committee held two meetings.

         The Board of Directors has a Corporate Compliance Committee, the current members of which are Messrs. Johnston (chairman), Brookner, Broussard and Rogers. The Corporate Compliance Committee reviews and assesses the activities and findings of internal audits, the Audit Committee relative to the compliance program and reports of material noncompliance within the Company and approves resolutions and corrective actions proposed by management. During 2001, the Corporate Compliance Committee held four meetings.

         In November 1994, the Board of Directors established the Executive Committee whose members are Messrs. Spradlin (chairman), Arnold and Hoover. Until his resignation in February 2002, Mr. Kosberg was a member and chairman of the Executive Committee. The Executive Committee assists management by providing advice and recommendations when needed and performs such other services as delegated by the Board of Directors. During 2001, the Executive Committee did not hold any meetings.

         There is no separate Nominating Committee of the Board of Directors.

         OTHER CORPORATE GOVERNANCE MATTERS

         During 2001, the Company's Board of Directors held eight meetings. All directors attended at least 75% of the total number of meetings of the Board of Directors of the Company and of all committees of the Board of Directors during their tenure during 2001. Average attendance by directors at the aggregate number of Board and committee meetings for which they were scheduled to attend was 93%.

COMPENSATION OF DIRECTORS

         Directors who are also employees of the Company are not compensated separately for serving on the Board. Each of the Company's directors who are not employees of the Company receives $3,500 for attendance at each regular meeting of the Board of Directors. Directors are also reimbursed for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings. In June 2001, upon his election to the Board of Directors of the Company, Eddy J. Rogers, Jr., one of the Company's current non-employee directors, received a ten-year non-qualified option to purchase 45,000 shares of the Company's common stock, becoming exercisable over a five-year period. The exercise price of the option, which was granted under the Company's 1992 Stock Option Plan, is $15.40 per share. In August 2001, the then six non-employee directors, Daniel C. Arnold, Bruce D. Broussard, James B. Hoover, Marlin W. Johnston, Albert L. Rosen and Eddy J. Rogers, Jr., each received ten-year non-qualified options to purchase 5,000 shares of the Company's common stock. The exercise price of these options, which were granted under the Company's 1992 Stock Option Plan, is $16.34 per share. Stock options to directors become exercisable ratably over three years, subject to acceleration upon a change of control (as described in footnote (a) to "Option Grants in 2001 Fiscal Year"). All options issued under the 1992 Stock Option Plan expire thirty days after the termination of the recipient's position with the Company, thus Mr. Rogers' options will expire when he ceases to be a director on May 21, 2002.

         J. Livingston Kosberg received $12,500 and Mark J. Brookner received $75,070 for serving as Chairman of the Board through May 2001 and Vice Chairman of the Board in 2001, respectively. Additionally, Mr. Kosberg is compensated by the Company as a consultant as stated in the section of "Employment and Consulting Agreements." These compensation arrangements currently remain in effect.

                               EXECUTIVE OFFICERS

         Information about Mr. Spradlin, the Company's Chief Executive Officer, and Mark J. Brookner, the Company's Vice Chairman and an employee, is included under

"Information as to Nominees." Certain information about the Company's other executive officers is set forth below. The age of the named executive officers is as of March 31, 2002.

         J. MICHAEL MULLIN, age 50, joined the Company in 1998 and was elected Chief Financial Officer. From May 1993 through May 1998, Mr. Mullin was President of Imperial Health Resources, Inc., a management company specializing in management of subacute units in acute care hospitals.

         J. LIVINGSTON KOSBERG, age 65, served as Chairman of the Board of the Company from April 1992 until May 23, 2001 and is currently a consultant for the Company.

EXECUTIVE COMPENSATION

         The following table shows the compensation paid by the Company and its subsidiaries during 2001, 2000 and 1999 to Messrs. Spradlin, Mullin, Brookner and Kosberg (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                     Compensation
                                                Annual Compensation                      Awards
                                          --------------------------------------     --------------
                                                                      Other           Securities
Name and                       Fiscal                                 Annual          Underlying
Principal Position(s)           Year      Salary         Bonus      Compensation      Options(#)(a)
---------------------          ------     ------         -----      ------------     ---------------
Roy W. Spradlin                 2001      $250,000      $125,000      $      0           112,500
   Chairman, President          2000       220,000       100,000             0            75,000
   and Chief Executive          1999       200,000        50,000             0                 0
   Officer

J. Michael Mullin               2001      $150,000      $ 40,000      $      0            60,000
   Chief Financial Officer      2000       132,000        30,000             0            75,000
                                1999       120,000        20,000             0            75,000

Mark J. Brookner                2001      $ 75,000      $      0      $      0                 0
   Vice Chairman                2000        75,000             0             0                 0
   and employee                 1999        75,000             0             0                 0

J. Livingston Kosberg(b)        2001      $ 95,000      $      0      $      0                 0
   Chairman and                 2000        35,000             0             0                 0
   consultant                   1999        35,000             0             0                 0

----------------
(a) Reflects shares of the Company's common stock underlying options granted, as adjusted for stock splits, under the Company's 1992 Stock Option Plan, as amended.

(b)      Mr. Kosberg served as Chairman of the Board until May 23, 2001.

OPTION GRANTS

         The following table contains information with respect to grants of stock options to the Named Executive Officers during the year ended December 31, 2001.

                        OPTION GRANTS IN 2001 FISCAL YEAR

                                            Individual Grants                                   Potential
                                                                                             Realizable Value
                             Number of       % of Total                                      at Assumed Annual
                            Securities         Options                                        Rates of Stock
                            Underlying       Granted to     Exercise                        Price Appreciation
                             Options         Employees      of Base                          for Option Term
                             Granted         in Fiscal       Price     Expiration      ------------------------
Name                         (#)(a)            Year         ($/Sh)       Date            5%($)         10%($)
----                        ----------       ----------      -------   ------------     --------       ---------
Roy W. Spradlin               112,500           39%         $15.40       06/12/11       $1,089,560    $2,761,159
J. Michael Mullin              60,000           21%         $15.40       06/12/11       $  581,099    $1,472,618

------------------
(a) The non-qualified stock options, which expire in ten years, were granted under the 1992 Option Plan and vest one-fifth on each of the first, second, third, fourth and fifth anniversaries of the date of grant, subject to accelerated vesting upon a change in control. Specifically, vesting will be accelerated in the event of a "change in control" of the Company (defined generally as the acquisition of 50% or more of the Company's outstanding voting stock, a change in a majority of the Board of Directors or a merger, consolidation or acquisition of all or substantially all of the assets of the Company), subject to certain limitations if vesting would result in adverse tax consequences to the optionee. The per share option exercise price equals the fair market value of a share of the Company's common stock on the date of grant, as determined in accordance with the 1992 Option Plan, as adjusted for stock splits, including two splits in 2001.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth the option exercises during fiscal year 2001 and the year-end value of all unexercised in-the-money options held by the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                 Shares                                                   Value of Securities
                                Acquired        Value         Number of Securities       Underlying Unexercised
                                   on          Realized      Underlying Unexercised      In-the-Money Options at
Name                          Exercise (#)       ($)        Options at FY-End (#)(a)         FY-End ($)(a)(b)
----                          ------------     --------     ------------------------    -------------------------

                                                                              Un-                         Un-
                                                            Exercisable   exercisable   Exercisable   exercisable
                                                            -----------   -----------   -----------   -----------
Roy W. Spradlin           155,000      $2,178,831             463,750       348,750      $5,802,052    $3,122,206

J. Michael Mullin          41,250      $  526,547                   0       213,750      $        0    $2,062,149

Mark J. Brookner                0      $        0             180,000             0      $2,270,050    $        0

-------------------
(a) Reflects the number of shares of the Company's common stock underlying options granted under the Executive Option Plan and the 1992 Option Plan and the exercise or base price of such options, as adjusted for stock splits.

(b) Market value of underlying securities at year-end of $16.16 per share minus the exercise or base price of in-the-money options at year-end.

EMPLOYMENT AND CONSULTING AGREEMENTS

         Mr. Spradlin has entered into a second amended and restated employment agreement with the Company dated as of February 21, 2001, which superseded his prior employment agreement with the Company dated as of February 24, 1998. Under his employment agreement, Mr. Spradlin is employed as President and Chief Executive Officer for a three-year term ending on February 21, 2004, which term may be extended through February 21, 2006. Pursuant to the terms of his new employment agreement, Mr. Spradlin's base salary is $250,000 per year. Additionally, Mr. Spradlin is eligible to receive cash bonuses payable at the discretion of the Board of Directors and, subject to conditions of eligibility, is entitled to participate in any employee benefit plans adopted by the Company. Mr. Spradlin's new employment agreement may be terminated by the Company prior to the expiration of its term in the event (i) he becomes disabled for 90 consecutive days or (ii) his employment is terminated for "cause" (as defined in the agreement). In the event that there is a "change in control"(as defined in the agreement) of the Company, Mr. Spradlin would be entitled to receive a lump sum equal to $500,000 and the term of his employment agreement shall be modified to end one year from the change in control. In the event Mr. Spradlin's employment is terminated without "cause", or Mr. Spradlin resigns "for good cause" (as defined in the agreement), Mr. Spradlin would be entitled to receive a lump sum termination/severance benefit equal to Mr. Spradlin's (i) base compensation for the remainder of the term of the new employment agreement, (ii) the greater of (a) Mr. Spradlin's bonus paid the last fiscal year prior to termination or resignation or (b) the average of the bonuses paid over the three fiscal years prior to termination or resignation and (iii) Mr. Spradlin's accrued but unused vacation days. Under his new employment agreement, in the event of his death, Mr. Spradlin's heirs or beneficiaries would become entitled to receive a payment equal to one year's annual salary. Mr. Spradlin's new employment agreement further contains a covenant not to compete or solicit during its term and for a two-year period following the termination of his employment.

         Mr. Kosberg is party to a consulting agreement with the Company dated March 1, 2001. Under this consulting agreement Mr. Kosberg has been retained by the Company to provide consulting services for a five-year term ending May 31, 2006. Pursuant to the terms of his consulting agreement, Mr. Kosberg is paid a consulting fee equal to $95,000 per year. In addition to the consulting fee, the Company will provide health insurance coverage for Mr. Kosberg and his spouse. Mr. Kosberg's consulting agreement may be terminated by the Company prior to the expiration of its five-year term in the event (i) he becomes disabled for 90 consecutive days or (ii) a material default of the consulting agreement that is uncured for 30 days.

         Management intends to propose certain changes to the compensation arrangements of Messrs. Spradlin, Kosberg and Brookner beginning in June 2002 subject to the approval of the Compensation Committee and the Board of Directors. Mr. Kosberg's compensation is proposed to be reduced from $95,000 to $80,000, and a provision is to be added that Mr. Kosberg and his wife will be provided primary coverage health insurance until Mr. Kosberg becomes 75 (Mr. Kosberg is presently 65). Mr. Spradlin's employment agreement is proposed to be amended by adding a provision that he and his family will be provided primary coverage health insurance until he becomes 75 (Mr. Spradlin is presently 53). Mr. Brookner, presently an at-will part-time employee being paid at an annual rate of $75,000 per year, is proposed to become subject to a three year part-time employment agreement calling for compensation at an annual rate of $50,000 per year, with a provision that he and his wife will be provided primary coverage health insurance until he becomes 75 (Mr. Brookner is presently 57). No assurance can be given that such proposals will be accepted by the Compensation Committee or Board of Directors.

CERTAIN TRANSACTIONS

         Eddy J. Rogers, Jr. is a partner in the law firm Andrews & Kurth, L.L.P., Houston, Texas, which provided certain legal services to the Company during 2001. The dollar amount of fees that the Company paid to that firm during 2001 did not exceed 5% of that firm's gross revenues for its last full fiscal year.

STOCK PERFORMANCE GRAPH

         The following performance graph compares the cumulative total stockholder return of the Company's common stock to The Nasdaq Stock Market United States Index and The Nasdaq Stock Market Healthcare Index for the period from December 31, 1996 through December 31, 2001. The graph assumes that $100 was invested in each of the Company's common stock and the companies listed on The Nasdaq Stock Market United States Index and The Nasdaq Stock Market Healthcare Index on December 31, 1996 and that any dividends were reinvested.

       COMPARISON OF FIVE YEARS CUMULATIVE TOTAL RETURN FOR THE YEAR ENDED
                               DECEMBER 31, 2001*

                                    [GRAPH]

                                               12/96    12/97    12/98    12/99    12/00    12/01
                                               -----    -----    -----    -----    -----    -----
U.S. Physical Therapy, Inc.                     100      121       86       85      240       495

The Nasdaq Stock Market United States Index     100      122      173      321      193       153

The Nasdaq Stock Market Healthcare Index        100      103       87       70       96       104

*Cumulative total return assumes an initial investment of $100 on December 31,1996 and the reinvestment of dividends. There were no dividends paid by the Company during the period presented.

REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors and its Compensation and Stock Option Committees have prepared the following report on the Company's policies with respect to the compensation of executive officers for 2001. The Board of Directors makes all decisions on compensation of the Company's executive officers (other than stock options) based upon recommendations of the Compensation Committee. Decisions as to the grant of stock options are made by the Stock Option Committee.

COMPENSATION OF EXECUTIVE OFFICERS

         The compensation policies of the Company are designed to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide competitive compensation. The Company's policy has been to provide a significant component of an executive officer's compensation through the grant of stock options. The Company believes that grants of stock options to executives, as well as to employees generally, help align the interests of such persons with the interests of Company stockholders.

         The following describes in more specific terms the elements of compensation of executive officers for 2001.

         BASE SALARIES

         Other than the base salary for the Company's Chief Executive Officer, which is set by an employment agreement (see "Employment and Consulting Agreements"), base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by the Compensation Committee and the Board of Directors based on, among other things, individual performance and responsibilities.

         INCENTIVE COMPENSATION

         Based on performance, incentive opportunities are available to a wide range of Company employees. Incentive compensation is effective in reinforcing both the overall values of the Company and the specific operating goals of the various business units.

         Incentive compensation programs are designed to focus employees' attention on the key performance goals of the Company, to identify the expected levels of performance and to reward individuals who meet or exceed such expectations. The aggregate amounts available for incentive awards are determined by the overall financial performance of the Company. The actual awards paid to individual recipients are formulated by management and approved by the Compensation Committee at its discretion.

         STOCK OPTION AWARDS

         The Company's 1992 Stock Option Plan, as amended (the "1992 Option Plan") and the Executive Stock Option Plan (the "Executive Option Plan") were approved by the Board of Directors and the stockholders of the Company to align employee and outside directors' interests with stockholders' interests, to provide incentives to key employees of the Company by encouraging their ownership of common stock and to aid the Company in attracting and retaining such key employees, upon whose efforts the Company's success and future growth depends. While certain options are outstanding under the Executive Option Plan, no options were granted under such plan during 2001 or will be granted under such plan in the future.

         Options are granted at the discretion of the Stock Option Committee. Individual grant sizes are determined based on organizational and individual performance. At the discretion of the Stock Option Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions.

         During 2001, the Company granted options covering a total of 363,825 shares of Company common stock to 66 directors, officers and employees. This includes options granted under the 1999 Employee Stock Option Plan and options granted to individuals to induce employment. No options have been granted to the Named Executive Officers or directors under the 1999 Employee Stock Option Plan or as inducements of employment. The per share exercise price of all options granted in 2001 equaled the fair market value of a share of Company common stock on the date of grant.

         Stock option grants made to executive officers in 2001 reflect significant individual performance and contributions relating to the Company's operations and an incentive to an executive officer to join the Company.

         OTHER

         The Company has a 401(k) profit sharing plan covering all employees with three months of service. The Company may make discretionary contributions of up to 50% of employee contributions. The Company did not make any contributions during 2001.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Pursuant to employment agreements with the Company (see "Employment and Consulting Agreements"), Mr. Spradlin received a salary of $250,000, $220,000 and $200,000 in 2001, 2000 and 1999, respectively. He also received bonuses totaling $125,000, $100,000 and $50,000 in 2001, 2000 and 1999, respectively.
Although Mr. Spradlin participated in the Company's 401(k) Plan from 1999 through 2001, the Company did not make any matching contributions to such plan during these years. In addition to cash compensation, Mr. Spradlin was granted 112,500 and 75,000 options to purchase shares of Company common stock under the 1992 Option Plan during 2001 and 2000, respectively.

         In determining the appropriate compensation (other than base salary, which is fixed by an employment agreement with Mr. Spradlin), the Compensation Committee evaluates the overall performance of the Company under Mr. Spradlin's leadership, as well as his individual contributions to key strategic, financial and development objectives. The Compensation Committee does not utilize any specific quantitative factors or formulas in reviewing his performance or compensation.

COMPENSATION DEDUCTIBILITY POLICY

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the"Code") and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation."

         In general, the Company's policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

                             Respectfully submitted,

         The Board of Directors                      Compensation Committee
         Roy W. Spradlin                             Daniel C. Arnold
         Mark J. Brookner                            James B. Hoover
         Daniel C. Arnold                            Albert L. Rosen
         Bruce D. Broussard
         James B. Hoover                             Stock Option Committee
         Marlin W. Johnston                          Daniel C. Arnold
         Albert L. Rosen                             James B. Hoover
         Eddy J. Rogers, Jr.                         Albert L. Rosen

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. The Company believes that during 2001 all
Section 16(a) filing requirements applicable to the Company's directors and officers were complied with on a timely basis, except for one late filing of Form 3, Initial Statement of Beneficial Ownership of Securities, by Mr. Rogers relating to a total of two transactions.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company appointed KPMG LLP as the Company's independent auditors beginning September 27, 1999. For a description of audit and non-audit fees, see "Corporate Governance and Other Matters - Independent Auditors' Fees."

         Representatives of KPMG LLP are expected to be present at the Annual Meeting. Such representatives will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                            STOCK OWNED BY MANAGEMENT

         The following table sets forth information as of April 8, 2002 with respect to the shares of the Company's common stock beneficially owned by each director of the Company, each nominee for election as a director of the Company, the Company's Chief Executive Officer and the Named Executive Officers and by all directors and executive officers as a group.

                                          AMOUNT AND           PERCENT OF
NAME OF                                    NATURE OF           COMMON STOCK
BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(a)   OUTSTANDING
----------------                     -----------------------   -----------
Roy W. Spradlin                              388,750               3.4%
     Chairman of the Board, President
     and Chief Executive Officer

Mark J. Brookner                             173,750               1.6
     Vice Chairman of the Board

Daniel C. Arnold                             103,002                 *
     Director

Bruce D. Broussard                                 2                 *
     Director

James B. Hoover                              212,752               1.9
     Director

Marlin W. Johnston                            21,000                 *
     Director

J. Livingston Kosberg                        791,240(c)            7.2
     Director

Albert L. Rosen                              122,800(b)            1.1
     Director

Eddy J. Rogers, Jr
     Director                                      0               N/A

J. Michael Mullin                             18,750                 *
     Chief Financial Officer

All directors and                          1,832,046              15.5
     executive officers as
     a group (10 persons)

------------
* Less than 1%.

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "1934 Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company's common stock if he has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from April 8, 2002. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. All persons shown in the table above have sole voting and investment power, unless otherwise indicated. This table includes 773,806 shares of common stock subject to outstanding options which are exercisable within 60 days from April 8, 2002. Of such shares, Messrs. Spradlin, Brookner, Arnold, Broussard, Hoover, Rosen and Mullin hold options to purchase 388,750, 75,000, 103,002, 2, 133,002, 55,300 and 18,750
         shares, respectively.

(b) Includes 67,500 shares of Company common stock held by the Rosen Family Trust. Mr. Rosen serves as a trustee for the Rosen Family Trust.

(c)      See "Principal Holders of Voting Securities."

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth information as of April 8, 2002 with respect to the ownership of shares of Company common stock by the persons known to management to be the beneficial owners of more than 5% of the Company's outstanding common stock. The information is based on the most recent statements on Schedule 13D or 13G filed on behalf of such persons or on other information available to the Company.

                                                          AMOUNT AND                 PERCENT OF
  NAME AND ADDRESS                                         NATURE OF                 COMMON STOCK
OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP            OUTSTANDING
-------------------                                  --------------------            ------------
J. Livingston Kosberg                                    791,240(a)                     7.2%
     3040 Post Oak Blvd., Suite 700
     Houston, Texas  77056

Cannell Capital, LLC                                     874,850(b)                     7.9
     2500 18 Street
     San Francisco, California 94110

George D. Bjurman & Associates                           676,185(c)                     6.1
     10100 Santa Monica Boulevard
     Suite 1200
     Los Angeles, California 90067

Sloan Financial Corporation                              900,000(d)                     7.6
     Richard C.W. Mauran
     31 Burton Ct.
     Franklins Row
     London, SW 3, England

RS Investments Management Co., LLC                       908,500(e)                     8.2
     388 Market Street, Suite 200
     San Francisco, California 94111

FMR Corp.                                              1,443,650(f)                    13.1
     82 Devonshire Street
     Boston, Massachusetts 02109

-----------------
(a) The reported share amount includes 651,240 shares held by the Livingston Kosberg Trust, 60,000 shares held by the Kosberg Foundation Charitable Trust, 50,000 shares held by the Lewis Wilkenfeld Trust and 30,000 shares held individually in Mr. Kosberg's name. Mr. Kosberg is the trustee and the income beneficiary of the Livingston Kosberg Trust and the trustee of the Kosberg Foundation Charitable Trust and the Lewis Wilkenfeld Trust. The reported share amount excludes 2,340 shares held by Mr. Kosberg's wife for which Mr. Kosberg disclaims beneficial ownership.

(b) The Schedule 13G of Cannell Capital, LLC dated February 14, 2002 states that Cannell Capital, LLC has shared voting and shared dispositive power over the entire number of such shares; J. Carlo Cannell has shared voting and shared dispositive power over the entire number of such shares; The Anegada Fund Limited has shared voting and dispositive power over 118,950 shares; Tonga Partners, L.P. has sole voting and sole dispositive power over 347,100 shares; Pleiades Investment Partners, L.P. has shared voting and shared dispositive power over 35,700 shares; The Cuttyhunk Fund Limited has shared voting and shared dispositive power over 262,950 shares; GS Cannell Portfolio, LLC has shared voting and shared dispositive power over 100,650 shares; George
         S. Sarlo 1995 Charitable Remainder Trust has shared voting and shared dispositive power over 9,500 shares. Mr. Cannell is the managing member of Cannell Capital, LLC and is the investment advisor of each of the other named entities.

(c) The Schedule 13G of George D. Bjurman & Associates dated March 31, 2001 states that George D. Bjurman & Associates has sole voting and dispositive power over the entire number of shares.

(d) Consists of 900,000 shares of Company common stock that may be acquired by Sloan Financial Corporation ("Sloan Financial") upon conversion of $3,000,000 aggregate principal amount of the Company's outstanding 8% Convertible Subordinated Notes, Series C, due June 30, 2004 owned by Sloan Financial. Sloan Financial and Mr. Mauran possess shared voting and shared dispositive power over the entire number of such shares.

(e) The Schedule 13G of RS Investments Management Co., LLC dated February 14, 2002 states that RS Investments Management Co., LLC has shared voting and dispositive power over the entire number of shares. RS Investment Management, L.P., has shared voting and dispositive power over 589,200 shares.

(f) The Schedule 13G of FMR Corp. dated February 14, 2002 states that FMR Corp. has shared voting and sole dispositive power over the entire number of shares.

             DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE
              PRESENTED AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

         Any proposal intended to be presented by any stockholder for action at the 2003 Annual Meeting of Stockholders of the Company must be received by the Company on or before December 31, 2002 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2003 Annual Meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy relating to the 2003 Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In such cases, the Board may exercise any discretion authority granted by the proxies to be solicited on behalf of the Board in connection with the 2003 Annual Meeting of stockholders.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be presented for action by the stockholders at the 2002 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.


                                        By Order of the Board of Directors

                                        /s/ Roy W. Spradlin

                                        Roy W. Spradlin
                                        President and Chief Executive Officer

Houston, Texas
April 25, 2002

                          U.S. PHYSICAL THERAPY, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 21, 2002
           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of U.S. Physical Therapy, Inc. (the "Company") hereby appoints Roy W. Spradlin and J. Michael Mullin, and each of them, with full power of substitution in each, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2002 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 21, 2002, at 9:00 a.m. (EDT), at the Grand Hyatt New York at Park Avenue (at Grand Central), New York, New York 10017, and at any adjournments thereof, upon the following matters.

     This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

     The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before its exercise.
             (continued and to be signed and dated on reverse side)

(1) Election of seven directors for one-year terms. Nominees: Roy W. Spradlin, Mark J. Brookner, Daniel C. Arnold, Bruce D. Broussard, James B. Hoover, Marlin W. Johnston and Albert L. Rosen.

[ ]  FOR all nominees listed above     [ ]  WITHHOLD AUTHORITY
     (except as marked to the               to vote for all nominees listed.
     contrary below)

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT
               THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

(2) As determined by a majority of the Company's Board of Directors, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

                                    Please date and sign exactly as name
                                    appears hereon and return in the enclosed envelope

                                    Date: ------------------------------------
                                    -----------------------------------------

                                    Signature of Stockholder or Authorized
                                    Representative (Only one signature is
                                    required in the case of stock ownership in the name of two or more persons.)